Exhibit 10.1

AMENDMENT TO PRIME VENDOR AGREEMENT

     This Amendment to Prime Vendor Agreement (this “Amendment”) is made as of the 22nd day of October, 2008, by and between AmerisourceBergen Drug Corporation, a Delaware corporation (“ABDC”), and Assured Pharmacy, Inc., a Nevada corporation (“Customer” and together with ABDC, the “Parties”).

RECITALS

     A.     The Parties have previously entered to the Prime Vendor Agreement, dated as of July 1, 2008 (the “Prime Vendor Agreement”) and desire to continue to the relationship under the terms of the Prime Vendor Agreement.

     B.     The Parties desire to amend the Prime Vendor Agreement as further set forth herein.

     C.     Section 9.3 of Exhibit 3 to the Prime Vendor Agreement permits the Parties to modify the Prime Vendor Agreement if such modification is in writing and signed by each of the Parties.

     D.     Customer has entered into that certain Securities Purchase Agreement, dated October 7, 2008 (the “Purchase Agreement”), by and between Customer and APHY Holdings LLC, pursuant to which Customer shall undergo a Change in Control.

AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1.     Amendment of Section 3. Section 3 of the Prime Vendor Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“ABDC will deliver Products to each Facility five days a week (Monday-Friday), once a day except holidays and warehouse physical inventory days. Additionally, Customer will be entitled to one emergency delivery per calendar quarter at no additional charge. Customer may be charged for each additional emergency order. ‘Facility’ means each of Customer’s pharmacies located at 10196 SW Parkway, Portland, Oregon, 97225 and 831 NW Council Drive, Gresham, Oregon 97030.”

     2.     Amendment of Section 5.1 of Exhibit 3. Section 5.1 of Exhibit 3 to the Prime Vendor Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

     “Termination without cause. Either party may terminate this Agreement at any time upon 60 days’ written notice.”

     3.     Clarification of Section 5.3 of Exhibit 3. For purposes of clarification, the Parties hereby agree that in Section 5.3 of Exhibit 3 to the Prime Vendor Agreement, the phrases “all amounts owed by Customer” and “any amount owed” shall mean only those amounts owed by Customer to ABDC for Products actually received by Customer from ABDC but not yet paid for by Customer.

     4.     No Other Amendments. Except as amended hereby, the Prime Vendor Agreement remains in full force and effect in accordance with its original terms.

     5.     Consent to Assignment. Pursuant to Section 9.3 of Exhibit 3 to the Prime Vendor Agreement, ABDC hereby consents to Customer’s assignment of its rights and/or delegation of its duties under the Prime Vendor Agreement following the change of control of Customer upon consummation of the transactions contemplated in the Purchase Agreement.

     6.     Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Prime Vendor Agreement.

     7.     Counterparts. This Amendment may be executed in two or more counterparts, each of which may be delivered by facsimile or PDF.file and shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.     Governing Law. This Amendment will be governed by and construed under the laws of the State of Pennsylvania, without giving effect to the principles of conflict of law.

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     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ADBC:		CUSTOMER:

AMERISOURCEBERGEN		ASSURED PHARMACY, INC.
DRUG CORPORATION

By:	/s/ Brenda Axe	By:	/s/ Robert J. DelVecchio
Name:	Brenda Axe	Name:	Robert J. DelVecchio
Title:	VP Strategic Accts.	Title:	Chief Executive Officer